UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2026

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	OTCQB Venture Market (OTCQB)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 25, 2026, the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”) approved an increase in the number of directors constituting the Board from seven to eight directors and appointed Peter Pitts to serve as a director of the Company, effective as of the same day, to serve until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Mr. Pitts, age 67, has served as the President of the Center for Medicine in the Public Interest since 2004. Mr. Pitts has served as a Visiting Professor at the University of Paris School of Medicine since 2015. From 2001 through 2003, Mr. Pitts served as a member of the United States Senior Executive Service, and from 2001 through 2003, he was Associate Commissioner of the US Food & Drug Administration, where he served as senior communications and policy adviser to the Commissioner. Mr. Pitts has served as a member of the Council for International Organizations of Medical Sciences Expert Working Group to help advance patient involvement in the development and safe use of medicines since 2020. From 1997 though 2000, Mr. Pitts served as an adjunct professor at Indiana University’s School of Public and Environmental Affairs. Mr. Pitts has over 30 years of experience in health care public policy, and is lead author of multiple peer-reviewed publications. Mr. Pitts has a BA degree from McGill University.

The Company will enter into a standard indemnification agreement with Mr. Pitts, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Board also issued Mr. Pitts, upon his appointment to the Board, an option to purchase up to 150,000 shares of the Company’s common stock, which was consistent with the one-time grants made to the members of the Board in 2026 prior to the appointment of Mr. Pitts. Half of the options vested upon issuance, and the remaining half will vest on the six-month anniversary of their issuance. Mr. Pitts will also be eligible to participate in the Company’s annual non-employee director compensation program if and when the Board re-establishes that program.

The Board determined that Mr. Pitts is “independent” as defined under the applicable SEC rules and regulations and the Company’s corporate governance guidelines. There are no family relationships between Mr. Pitts and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Pitts and any other persons or entities pursuant to which Mr. Pitts was appointed as director of the Company, and there are no transactions involving Mr. Pitts, on the one hand, and the Company, on the other hand, that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on May 28, 2026, regarding Mr. Pitts’ appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Director Indemnification Agreement
99.1	Press Release issued by Brainstorm Cell Therapeutics Inc. on May 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: May 28, 2026	By:	/s/ Chaim Lebovits
Chaim Lebovits
President and Chief Executive Officer